BBX Capital Corporation Reports Financial Results

For the Fourth Quarter and Full Year, 2019

FORT LAUDERDALE, Florida – March 10, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter and year ended December  31, 2019.

Selected highlights of BBX Capital’s consolidated financial results include:

Fourth Quarter 2019 Compared to Fourth Quarter 2018:

•	Total consolidated revenues of $234.2 million vs. $231.8 million
•	Net income attributable to shareholders of $5.5 million vs. $11.3 million
•	Diluted earnings per share of $0.06 vs. $0.12
•	Free cash flow of $8.5 million vs. $30.8 million
•	Adjusted EBITDA of $25.0 million vs. $36.6 million

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018:

•	Total consolidated revenues of $946.9 million vs. $945.9 million
•	Net income attributable to shareholders of $17.7 million vs. $35.1 million
•	Diluted earnings per share of $0.19 vs. $0.36
•	Free cash flow of $42.7 million vs. $41.1 million
•	Adjusted EBITDA of $123.3 million vs. $109.3 million

Balance Sheet as of December  31, 2019 Compared to December 31, 2018:

•	Total consolidated assets of $1.8 billion vs. $1.7 billion
•	Total shareholders' equity of $549.8 million vs. $549.6 million
•	Fully diluted book value per share of $5.84 vs. $5.70 (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of Class A and Class B common shares and unvested restricted stock awards outstanding as of period end.

During the quarter ended December  31, 2019, the Company repurchased approximately 1.4 million shares of its Class A Common Stock for $6.6 million pursuant to the share repurchase program approved by the Company’s Board of Directors in June 2017. As of December 31, 2019, the Company had repurchased approximately 4.8 million shares of its Class A Common Stock for $25.4 million under the June 2017 repurchase program.

“The results for the fourth quarter and full year 2019 reflect BBX Capital’s focus on its strategic initiatives and objective of  achieving long-term growth,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital Corporation. “While Bluegreen’s results in 2019 were negatively impacted by issues associated with our relationship with Bass Pro, we are pleased that Bluegreen and Bass Pro were able to resume building on their very successful 20-year partnership, as reflected in Bluegreen’s entry into 15 Cabela’s retail stores as of December 31, 2019. BBX Capital Real Estate unlocked intrinsic value through the monetization of investments in its portfolio, including its Altis at Bonterra joint venture, and continues to be focused on expanding its pipeline of investment opportunities in multifamily apartment and residential housing communities. Renin continued to seek to diversify its customer base while navigating the complexities associated with tariffs on Chinese produced goods. IT’SUGAR grew its ‘retail-tainment’ branded stores with the recent opening of its newest flagship store at American Dream in New Jersey.

“Since many of our assets do not generate income on a regular or predictable basis, our objective continues to be long term growth as measured by increases in book value and intrinsic value over time. One of our goals is to streamline our business verticals so that our business model can be more easily analyzed and followed by the markets. To this end, we plan to continue to review the performance of our assets and investments and consider transactions involving the sale, disposition, or spin-off of assets, investments, or subsidiaries,” Levan concluded.

Issues arising as a consequence of the coronavirus outbreak have resulted in uncertainties for our operations and results moving forward. See “Forward-Looking Statements” below.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019,  which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC, which is expected to occur no later than March 16, 2020.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow. Please see the supplemental tables herein for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

Financial Results

The following selected information relates to the financial results of Bluegreen Vacations,  BBX Capital Real Estate,  BBX Sweet Holdings, and Renin.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Fourth Quarter 2019 Compared to Fourth Quarter 2018:

•	Sales of Vacation Ownership Interests (“VOIs”) of $69.0 million vs. $58.8 million
•	System-wide sales of VOIs of $155.5 million vs. $146.0 million
•	Fee-based sales commissions of $46.8 million vs. $48.8 million
•	Other fee-based services revenue of $31.2 million vs. $28.6 million
•	Income before income taxes of $15.7 million vs. $26.2 million
•	Adjusted EBITDA of $30.0 million vs. $31.7 million
•	Free cash flow of $14.3 million vs. $22.9 million

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018:

•	Sales of VOIs of $255.4 million vs. $254.2 million
•	System-wide sales of VOIs of $619.1 million vs. $624.1 million
•	Fee-based sales commissions of $207.8 million vs. $216.4 million
•	Other fee-based services revenue of $125.2 million vs. $118.0 million
•	Income before income taxes of $58.3 million vs. $128.9 million
•	Adjusted EBITDA of $121.8 million vs. $141.8 million
•	Free cash flow of $46.1 million vs. $44.3 million

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations, and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2019, which will be available on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com, upon filing with the SEC, which is expected to occur no later than March 16, 2020.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Fourth Quarter 2019 Compared to Fourth Quarter 2018:

•	Revenues of $2.7 million vs. $5.2 million
•	Equity in net earnings of unconsolidated real estate joint ventures of $0.6 million vs. $13.0 million
•	Income before income taxes of $2.1 million vs. $14.6 million

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018:

•	Revenues of $21.0 million vs. $31.2 million
•	Equity in net earnings of unconsolidated real estate joint ventures of $37.9 million vs. $14.2 million
•	Income before income taxes of $52.7 million vs. $30.2 million

BBXRE’s operating results for the quarter ended December 31, 2019 as compared to the same 2018 period primarily reflects the timing of sales activity in BBXRE’s portfolio, as the 2018 period included the impact of significant gains recognized upon the sale of multifamily apartment communities by two unconsolidated joint ventures.

BBX Sweet Holdings- Selected Financial Data

Selected highlights of BBX Sweet Holding’s (“BBXSH”) financial results include:

Fourth Quarter 2019 Compared to Fourth Quarter 2018:

•	Trade sales of $29.4 million vs. $28.7 million
•	Gross margin of $10.5 million vs. $9.6 million
•	Gross margin percentage of 35.8% vs. 33.5%
•	Loss before income taxes of $(0.8) million vs. $(6.4) million
•	Adjusted EBITDA of $0.6 million vs $(0.7) million

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018:

•	Trade sales of $105.4 million vs. $101.2 million
•	Gross margin of $37.7 million vs. $35.4 million
•	Gross margin percentage of 35.8% vs. 34.9%
•	Loss before income taxes of $(5.1) million vs. $(15.0) million
•	Adjusted EBITDA of $0.5 million vs. $(2.9) million

BBX Sweet Holdings is engaged in the ownership and management of operating businesses in the confectionery industry, including IT’SUGAR, Hoffman’s Chocolates, and Las Olas Confections and Snacks.  BBXSH’s operating results for the quarter ended December 31, 2019 as compared to the same 2018 period reflect an increase in trade sales and improved gross margin primarily related to increased sales at IT’SUGAR, including sales from its new locations that were opened in 2019, improvements in efficiencies at BBXSH’s manufacturing facility in Orlando, and lower selling, general, and administrative expenses as a result of cost reduction initiatives. In addition, BBXSH’s loss before income taxes in the 2018 period included a $4.0 million goodwill impairment loss associated with a subsidiary in the wholesale confection business.

In December 2019, IT’SUGAR opened its 22,000 square foot, three-story candy department store at American Dream, a 3 million square foot shopping and entertainment complex in New Jersey.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Fourth Quarter 2019 Compared to Fourth Quarter 2018:

•	Trade sales of $16.4 million vs. $21.2 million
•	Gross margin of $3.2 million vs. $4.2 million
•	Gross margin percentage of 19.2% vs. 19.7%
•	Income before income taxes of $0.3 million vs. $1.8 million
•	Adjusted EBITDA of $0.7 million vs $2.4 million

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018:

•	Trade sales of $67.5 million vs. $68.4 million
•	Gross margin of $13.3 million vs. $12.9 million
•	Gross margin percentage of 19.7% vs. 18.9%
•	Income before income taxes of $1.8 million vs. $2.5 million
•	Adjusted EBITDA of $3.7 million vs $5.0 million

Renin’s operating results for the quarter ended December  31, 2019 as compared to the same 2018 period primarily reflect a  decrease in trade sales in 2019 due to lower sales volume from Renin’s retail channel customers. The 2018 period included a holiday promotion with a customer that was not repeated in 2019 and a new customer program that is in less stores in 2019. Renin’s operating results in 2019 were also impacted by a decline in gross margin percentage primarily resulting from tariffs on imported product and higher selling, general and administrative expenses primarily due the recognition of severance expenses and higher employee compensation expense associated with performance bonuses.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based vacation ownership plan with approximately 220,000 owners, 68 Club and Club Associate Resorts, and access to nearly 11,350 other hotels and resorts through partnerships and exchange networks as of December  31, 2019. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts:

Kip Hunter Marketing, Nicole Lewis / Shannon O’Malley

954-765-1329, Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.  Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the resort development and vacation ownership industries in which Bluegreen operates, the residential and commercial real estate industry in which BBXRE operates, the sugar and confectionery industry in which BBX Sweet Holdings operates, and the home improvement industry in which Renin operates. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the risk that BBX Capital’s efforts to streamline its businesses and reduce losses may not be successful or achieve the anticipated or desired benefits; the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; the risk that BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations and that its subsidiaries may not be in a position to pay dividends at current levels, if at all, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business including risks relating to its ability to increase VOI sales and profitability and risks inherent in the vacation ownership industry,  risks relating to its operations, its relationships with its strategic partners and its ability to successfully grow new marketing partnerships and alliances, risks that Bluegreen’s marketing alliances will not contribute to growth or be profitable, risks that the expansion of the Bass Pro/Cabela’s marketing channels will not be successful or occur as anticipated; as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC. In addition, with respect to BBX Capital Real Estate,  BBX Sweet Holdings, Renin, and its other investments in operating businesses,  the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, risks related to the concentration of investments with the same joint venture partner, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss. In addition, the recent coronavirus could cause disruptions in our supply chain, decreased demand for products, declines in leisure travel and traffic at retail locations, impact the availability of credit, or otherwise adversely impact our financial condition and operations results. Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December  31, 2019 (in thousands):

Revenues:	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Sales of VOIs	$69,024	—	—	—	—	—	69,024
Fee-based sales commissions	46,799	—	—	—	—	—	46,799
Other fee-based services	31,229	—	—	—	—	—	31,229
Cost reimbursements	14,956	—	—	—	—	—	14,956
Trade sales	—	—	29,367	16,413	1,862	(10)	47,632
Sales of real estate inventory	—	19	—	—	—	—	19
Interest income	21,938	119	14	—	16	(491)	21,596
Net gains on sales of real estate assets	—	2,221	—	—	—	—	2,221
Other revenue	—	298	114	—	482	(157)	737
Total revenues	183,946	2,657	29,495	16,413	2,360	(658)	234,213
Costs and expenses:
Cost of VOIs sold	4,304	—	—	—	—	—	4,304
Cost of other fee-based services	20,402	—	—	—	—	—	20,402
Cost reimbursements	14,956	—	—	—	—	—	14,956
Cost of trade sales	—	—	18,841	13,254	657	(10)	32,742
Cost of real estate inventory sold	—	—	—	—	—	—	—
Interest expense	9,583	—	54	111	16	1,339	11,103
Recoveries from loan losses, net	—	(1,222)	—	—	—	—	(1,222)
Impairment losses	—	10	142	—	—	—	152
Selling, general and administrative expenses	113,815	2,435	11,343	2,740	1,436	5,407	137,176
Total costs and expenses	163,060	1,223	30,380	16,105	2,109	6,736	219,613
Equity in net earnings of unconsolidated real estate joint ventures	—	622	—	—	—	—	622
Other (expense) income	(5,138)	(1)	44	—	7	96	(4,992)
Foreign exchange loss	—	—	—	(51)	—	—	(51)
Income (loss) before income taxes	$15,748	2,055	(841)	257	258	(7,298)	10,179

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December  31, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$58,813	—	—	—	—	—	58,813
Fee-based sales commissions	48,841	—	—	—	—	—	48,841
Other fee-based services	28,552	—	—	—	—	—	28,552
Cost reimbursements	15,375	—	—	—	—	—	15,375
Trade sales	—	—	28,745	21,212	3,424	(9)	53,372
Sales of real estate inventory	—	4,633	—	—	—	—	4,633
Interest income	22,143	213	14	—	27	(634)	21,763
Net losses on sales of real estate assets	—	(231)	—	—	—	—	(231)
Other revenue (expense)	—	589	(5)	—	424	(282)	726
Total revenues	173,724	5,204	28,754	21,212	3,875	(925)	231,844
Costs and expenses:
Cost of VOIs sold	3,975	—	—	—	—	—	3,975
Cost of other fee-based services	18,986	—	—	—	—	—	18,986
Cost reimbursements	15,375	—	—	—	—	—	15,375
Cost of trade sales	—	—	19,122	17,029	1,453	(9)	37,595
Cost of real estate inventory sold	—	2,833	—	—	—	—	2,833
Interest expense	9,239	—	70	141	3	1,752	11,205
Recoveries from loan losses, net	—	(1,394)	—	—	—	—	(1,394)
Impairment losses	—	209	3,960	—	—	—	4,169
Reimbursements of litigation costs and penalty	—	—	—	—	—	(600)	(600)
Selling, general and administrative expenses	99,867	2,047	12,024	2,262	3,681	7,594	127,475
Total costs and expenses	147,442	3,695	35,176	19,432	5,137	8,737	219,619
Equity in net earnings of unconsolidated real estate joint ventures	—	13,029	—	—	—	—	13,029
Other (expense) income	(68)	39	24	—	9	74	78
Foreign exchange loss	—	—	—	(23)	—	—	(23)
Income (loss) before income taxes	$26,214	14,577	(6,398)	1,757	(1,253)	(9,588)	25,309

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the year ended December  31, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$255,375	—	—	—	—	—	255,375
Fee-based sales commissions	207,832	—	—	—	—	—	207,832
Other fee-based services	125,244	—	—	—	—	—	125,244
Cost reimbursements	63,889	—	—	—	—	—	63,889
Trade sales	—	—	105,406	67,537	13,420	(26)	186,337
Sales of real estate inventory	—	5,049	—	—	—	—	5,049
Interest income	87,902	750	56	—	104	(2,486)	86,326
Net gains on sales of real estate assets	—	13,616	—	—	—	—	13,616
Other revenue	—	1,619	324	—	2,233	(973)	3,203
Total revenues	740,242	21,034	105,786	67,537	15,757	(3,485)	946,871
Costs and expenses:
Cost of VOIs sold	21,845	—	—	—	—	—	21,845
Cost of other fee-based services	86,940	—	—	—	—	—	86,940
Cost reimbursements	63,889	—	—	—	—	—	63,889
Cost of trade sales	—	—	67,703	54,243	5,800	(26)	127,720
Cost of real estate inventory sold	—	2,643	—	—	—	—	2,643
Interest expense	39,538	—	196	498	27	5,523	45,782
Recoveries from loan losses, net	—	(5,428)	—	—	—	—	(5,428)
Impairment losses	—	47	142	—	6,749	—	6,938
Selling, general and administrative expenses	468,856	9,144	43,203	11,066	12,282	41,135	585,686
Total costs and expenses	681,068	6,406	111,244	65,807	24,858	46,632	936,015
Equity in net earnings of unconsolidated real estate joint ventures	—	37,898	—	—	—	—	37,898
Other (expense) income	(910)	170	336	153	15	318	82
Foreign exchange loss	—	—	—	(75)	—	—	(75)
Income (loss) before income taxes	$58,264	52,696	(5,122)	1,808	(9,086)	(49,799)	48,761

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the year ended December  31, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$254,225	—	—	—	—	—	254,225
Fee-based sales commissions	216,422	—	—	—	—	—	216,422
Other fee-based services	118,024	—	—	—	—	—	118,024
Cost reimbursements	62,534	—	—	—	—	—	62,534
Trade sales	—	—	101,187	68,417	9,903	(21)	179,486
Sales of real estate inventory	—	21,771	—	—	—	—	21,771
Interest income	85,914	2,277	61	—	87	(2,838)	85,501
Net gains on sales of real estate assets	—	4,563	—	—	—	—	4,563
Other revenue	—	2,541	10	—	1,869	(1,048)	3,372
Total revenues	737,119	31,152	101,258	68,417	11,859	(3,907)	945,898
Costs and expenses:
Cost of VOIs sold	23,813	—	—	—	—	—	23,813
Cost of other fee-based services	72,968	—	—	—	—	—	72,968
Cost reimbursements	62,534	—	—	—	—	—	62,534
Cost of trade sales	—	—	65,829	55,483	4,349	(21)	125,640
Cost of real estate inventory sold	—	14,116	—	—	—	—	14,116
Interest expense	34,709	—	308	638	7	6,413	42,075
Recoveries from loan losses, net	—	(8,653)	—	—	—	—	(8,653)
Impairment losses	—	571	4,147	—	—	—	4,718
Reimbursements of litigation costs and penalty	—	—	—	—	—	(600)	(600)
Selling, general and administrative expenses	415,403	9,210	46,130	9,903	11,680	45,486	537,812
Total costs and expenses	609,427	15,244	116,414	66,024	16,036	51,278	874,423
Equity in net earnings of unconsolidated real estate joint ventures	—	14,194	—	—	—	—	14,194
Other income (expense)	1,201	112	170	—	(1)	213	1,695
Foreign exchange gain	—	—	—	68	—	—	68
Income (loss) before income taxes	$128,893	30,214	(14,986)	2,461	(4,178)	(54,972)	87,432

The following supplemental table presents Bluegreen’s System-wide sales of VOIs (1) and a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sales of VOIs	$69,024	58,813	255,375	254,225
Provision for loan losses	16,218	15,379	55,701	51,305
Gross Sales of VOI's	85,242	74,192	311,076	305,530
Plus: Fee-based sales	70,239	71,767	308,032	318,540
System-wide sales of VOIs, net	$155,481	145,959	619,108	624,070

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table presents BBX Capital’s free cash flow (2) and a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flow from operating activities	$17,848	43,052	78,242	86,639
Capital expenditures for property and equipment	(9,302)	(12,234)	(35,588)	(45,550)
Free cash flow	$8,546	30,818	42,654	41,089

The following supplemental table presents Bluegreen’s free cash flow (2) and a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flow from operating activities	$20,233	31,092	70,558	76,834
Capital expenditures for property and equipment	(5,973)	(8,192)	(24,475)	(32,539)
Free cash flow	$14,260	22,900	46,083	44,295

(2)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the items excluded from free cash flow are a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Capital’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$8,589	15,667	32,103	55,793
Provision for income taxes	1,590	9,642	16,658	31,639
Income before income taxes	10,179	25,309	48,761	87,432
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,412)	(1,441)	(5,615)	(5,631)
Interest expense	11,103	11,205	45,782	42,075
Interest expense on receivable-backed debt	(5,110)	(5,175)	(20,503)	(19,514)
Franchise taxes	22	19	193	199
Depreciation and amortization	5,201	5,776	22,302	21,788
EBITDA	19,983	35,693	90,920	126,349
EBITDA attributable to noncontrolling interests	(5,157)	(5,972)	(23,527)	(26,674)
Loss (gain) on assets held-for-sale	5,802	(6)	3,656	3
Foreign exchange loss (gain)	51	23	75	(68)
Corporate realignment (other)	—	3,961	—	6,027
Impairment losses - MOD Pizza	—	—	6,749	—
Severance	4,343	2,899	6,267	3,650
Bass Pro Settlement	—	—	39,121	—
Adjusted EBITDA	$25,022	36,598	123,261	109,287

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA(3) and a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$12,732	22,670	46,124	100,352
Provision for income taxes	3,016	3,544	12,140	28,541
Income before income taxes	15,748	26,214	58,264	128,893
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,754)	(1,821)	(7,191)	(6,044)
Interest expense (other than interest expense on
receivable-back debt)	4,471	4,064	19,035	15,195
Franchise taxes	22	19	193	199
Depreciation and amortization	3,661	3,303	14,114	12,392
Bluegreen EBITDA	22,148	31,779	84,415	150,635
EBITDA attributable to the noncontrolling interest
in Bluegreen/Big Cedar Vacations	(2,330)	(2,947)	(11,670)	(12,468)
Loss (gain) on assets held-for-sale	5,802	(6)	3,656	3
Bass Pro Settlement	—	—	39,121	—
Severance	4,343	2,899	6,267	3,650
Adjusted EBITDA	$29,963	31,725	121,789	141,820

The following supplemental table presents BBX Sweet Holdings’ EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Sweet Holdings’ net loss to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss from BBX Sweet Holdings	$(841)	(6,398)	$(5,122)	(14,986)
Provision from income taxes	—	—	—	—
Loss before income taxes	(841)	(6,398)	(5,122)	(14,986)
Add/(less):
Interest income	(14)	(14)	(56)	(61)
Interest expense	54	70	196	308
Depreciation and amortization	1,314	1,551	5,565	5,897
Corporate realignment and related impairment losses	—	3,961	—	6,027
EBITDA	513	(830)	583	(2,815)
EBITDA attributable to noncontrolling interests	54	96	(112)	(75)
Adjusted EBITDA	$567	(734)	471	(2,890)

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA (3) and a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income from Renin	$332	1,082	$1,213	1,610
(Benefit) provision from income taxes	(75)	675	595	851
Income before income taxes	257	1,757	1,808	2,461
Add:
Interest expense	111	141	498	638
Depreciation and amortization	305	467	1,339	1,953
EBITDA	673	2,365	3,645	5,052
Foreign exchange loss (gain)	51	23	75	(68)
Adjusted EBITDA	$724	2,388	$3,720	4,984

 (3)  The Company defines EBITDA as earnings or net income, before taking into account interest income (excluding interest earned on Bluegreen’s VOI notes receivable), interest expense (excluding interest expense incurred by Bluegreen on financings related to its receivable-backed notes payable), income and franchise taxes, and depreciation and amortization (including Renin’s amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP). For purposes of the Company’s EBITDA calculations for BBX Capital and Bluegreen, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company defines Adjusted EBITDA as EBITDA adjusted for amounts attributable to noncontrolling interests, foreign exchange gains and losses (as exchange rates may vary significantly among companies), and items that the Company believes are not representative of ongoing operating results, including restructuring charges and goodwill impairment losses. Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement in June 2019 were excluded in the computation of BBX Capital’s and Bluegreen’s Adjusted EBITDA for the year ended December 31, 2019. In addition, impairments of property and equipment and intangible assets related to the Company’s MOD Pizza restaurant locations were excluded in the computation of the Company’s Adjusted EBITDA in the applicable 2019 periods.

The Company considers EBITDA and Adjusted EBITDA to be an indicator of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin, and they are used to measure their ability to service debt, fund capital expenditures, and expand its businesses. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin that facilitates the comparability of historical financial periods. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin.